REGISTRATION RIGHTS AGREEMENT

                         SCOTIA PACIFIC COMPANY LLC

                               July 20, 1998

SCOTIA PACIFIC COMPANY LLC

6.55% Class A-1 Timber Collateralized Notes
7.11% Class A-2 Timber Collateralized Notes
7.71% Class A-3 Timber Collateralized Notes

REGISTRATION RIGHTS AGREEMENT


                               New York, New York
July 20, 1998

Salomon Brothers Inc.
As Representative of the Initial Purchasers
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          Scotia Pacific Company LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell to certain purchasers (the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), its 6.55% Class A-1 Timber Collateralized Notes, 7.11% Class A-2 Timber Collateralized Notes and 7.71% Class A-3 Timber Collateralized Notes (collectively, the "Timber Notes") relating to the initial placement of the Timber Notes (the "Initial Placement"). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Timber Notes (including the Initial Purchasers) (each a "Holder" and, together, the "Holders"), as follows:

     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in Schedule A to the Indenture and if not defined therein, in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the Commonwealth of Massachusetts.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Period" shall mean the 20 day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Timber Notes" shall mean debt securities of the Company identical in all material respects to the Timber Notes (except that the Non-registration Premium provisions and the transfer restrictions shall be modified or eliminated, as appropriate, and interest thereon shall accrue from and including the last date to which interest was paid on the Timber Notes or, if no such interest has been paid, from the Closing Date) to be issued under the Indenture to Holders in exchange for Registrable Securities pursuant to the Registered Exchange Offer.

          "Exchanging Dealer" shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange any Timber Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company) for Exchange Timber Notes.

          "Final Memorandum" shall have the meaning set forth in the Purchase Agreement.

          "Holder" shall have the meaning set forth in the preamble hereto.

          "Indenture" shall mean the Indenture relating to the Timber Notes, dated as of July 20, 1998, between the Company and State Street Bank and Trust Co., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Placement" shall have the meaning set forth in the preamble hereto.

          "Initial Purchaser" shall have the meaning set forth in the preamble hereto.

          "Losses" shall have the meaning set forth in Section 6(d) hereof.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities.

          "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

          "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or the Exchange Timber Notes covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

          "Registered Exchange Offer" shall mean the proposed offer of the Company to issue and deliver to the Holders of the Registrable Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Registrable Securities of each Class, a like aggregate principal amount of the Exchange Timber Notes of such Class.

          "Registrable Securities" shall mean the Timber Notes; provided, however, that Timber Notes shall cease to be Registrable Securities when (i) such Timber Note has been exchanged for a freely tradeable Exchange Timber Note upon consummation of the Registered Exchange Offer and are thereafter freely tradeable by the holder thereof not an affiliate of the Company, (ii) a Registration Statement with respect to such Timber Notes shall have been declared effective under the Act and such Timber Notes shall have been disposed of pursuant to such Registration Statement, (iii) such Timber Notes shall have been sold to the public in compliance with Rule 144 (or any similar provision then in force) under the Act or is saleable pursuant to Rule 144(k) under the Act, or (iv) such Timber Notes shall have ceased to be outstanding.

          "Registration Statement" shall mean any Exchange Offer
Registration Statement or Shelf Registration Statement.

          "Timber Notes" shall have the meaning set forth in the preamble hereto.

          "Shelf Registration" shall mean a registration effected pursuant to
Section 3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Registrable Securities or Exchange Timber Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Timber Notes under the Indenture.

          "underwriter" shall mean any underwriter of Registrable
Securities in connection with an offering thereof under a Shelf Registration Statement.

          2. Registered Exchange Offer. (a) The Company shall prepare and, not later than 90 days following the date of the original issuance of the Timber Notes (or if such 90th day is not a Business Day, the next succeeding Business
Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the date of the original issuance of the Timber Notes (or if such 180th day is not a Business Day, the next succeeding Business Day).

          (b) on the effectiveness of the Exchange Offer Registration Statement, the Company shall as promptly as practicable commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Registrable Securities for Exchange Timber Notes (assuming that such Holder is not an Affiliate of the Company, acquires the Exchange Timber Notes in the ordinary course of such Holder's business, has no arrangements with any Person to participate in the distribution of the Exchange Timber Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Timber Notes from and after their receipt, subject to prospectus delivery requirements of Broker-Dealers, without any limitations or restrictions under the Act and without material restrictions under the securities laws of the states of the United States.

          (c) In connection with the Registered Exchange Offer, the Company shall:

               (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (ii) keep the Registered Exchange Offer open for not less than 20 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

               (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of Exchange Timber Notes during the Exchange Offer Registration Period;

               (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

               (v) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Registrable Securities exchanged;

               (vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), and Morgan Stanley and Co., Inc. (pub. avail. June 5,
     1991); and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Timber Notes to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Timber Notes in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Timber Notes; and

               (vii) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

               (i) accept for exchange all Registrable Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

               (ii) deliver, or cause to be delivered, to the Trustee for cancellation in accordance with Section 4(s) all Registrable Securities so accepted for exchange by the Company; and

               (iii) cause the Trustee under the Indenture promptly to authenticate and deliver to each Holder a principal amount of Exchange Timber Notes equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

          (e) Each Holder hereby acknowledges and agrees that any Broker- Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Timber Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (avail. June 5, 1991) and Exxon Capital Holdings Corporation (avail. May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction that must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Timber Notes obtained by such Holder in exchange for Registrable Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent in writing to the Company that, at the time of the consummation of the Registered Exchange Offer:

               (i) any Exchange Timber Notes received by such Holder will be acquired in the ordinary course of business;

               (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Timber Notes within the meaning of the Act; and

               (iii) such Holder is not an Affiliate of the Company;

               (iv) such Holder is not a Broker-Dealer tendering Registrable Securities acquired directly from the Company or an affiliate of the Company; and

               (v) such Holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

          (f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Registrable Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser, to the extent permitted by applicable law, or the Person purchasing Exchange Timber Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Registrable Securities, a like principal amount of exchange timber notes that will, upon sale pursuant to a Shelf Registration Statement become Exchange Timber Notes. The Company shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Timber Notes as for Exchange Timber Notes issued pursuant to the Registered Exchange Offer.

          3. Shelf Registration. (a) If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days of the Closing Date or the Registered Exchange Offer is not consummated within 240 days of the Closing Date; (iii) any Initial Purchaser so requests with respect to Registrable Securities that are not eligible to be exchanged for Exchange Timber Notes in the Registered Exchange Offer or the Initial Purchasers do not receive freely tradeable Exchange Timber Notes in the Registered Exchange Offer; (iv) any Holder notifies the Company in writing within 15 days after receipt of the Prospectus forming part of the Exchange Offer Registration Statement that (A) in the opinion of nationally-recognized counsel for such Holder (or counsel acting for or by reference to all Holders), due to a change in law or Commission staff interpretation which change occurs subsequent to the date hereof, such Holder is not entitled to participate in the Registered Exchange Offer or (B) in the opinion of nationally-recognized counsel for such Holder (or counsel acting for or by reference to all Holders), due to a change in law or Commission staff interpretation which change occurs subsequent to the date hereof, such Holder may not resell the Exchange Timber Notes acquired by it in the Registered Exchange Offer to the public without delivering a Prospectus and (x) the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder and
(y) such Prospectus is not promptly amended or modified in order to be suitable for use in connection with resales by such Holder; (v) any Holder (other than an Initial Purchaser) of Registrable Securities is not eligible to participate in the Registered Exchange Offer or such Holder does not receive freely tradeable Exchange Timber Notes in the Registered Exchange Offer other than by reason of such Holder being an Affiliate of the Company (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of Exchange Timber Notes acquired in exchange for such Registrable Securities shall not result in such Exchange Timber Notes being not "freely tradeable" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Timber Notes acquired in the Registered Exchange Offer in exchange for Timber Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Timber Notes being not "freely treadable") or (vi) the Company so elects, the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.

          (b) The Company shall as promptly as practicable file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Registrable Securities or the Exchange Timber Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing such information as the Company may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein with regard to information relating to such Holders; and provided further, that with respect to Exchange Timber Notes received by an Initial Purchaser in exchange for Registrable Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

               (i) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date or for such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or otherwise cease to be Registrable Securities (such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless
     (A) such action is required by applicable law or interpretations of the staff of the Commission; or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets.

               (ii) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

          (a)  The Company shall:

               (i) furnish to you, in a time and manner that presents reasonable opportunity for review and comment thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

               (ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

               (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

               (iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling security holders.

          (b) The Company shall ensure that:

               (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder;

               (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (excluding statements or omission made in reliance upon and in conformity with written information furnished to the Company by any Holder, any Broker-Dealer or any underwriter with respect to either such Holder, Broker-Dealer or underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto)); and

               (iii) any Prospectus forming part of any Registration Statement and any amendment or supplement to such Prospectus do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (excluding statements or omission made in reliance upon and in conformity with written information furnished to the Company by any Holder, any Broker-Dealer or any underwriter with respect to either such Holder, Broker-Dealer or underwriter, as the case may be, expressly for use in any Prospectus (or amendment or supplement thereto)).

          (c) The Company shall advise you, the Holders of Registrable Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

               (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

               (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

          (e) The Company shall furnish to each Holder of Registrable Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference, and all exhibits thereto (including exhibits incorporated by reference therein).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Registrable Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all material incorporated by reference therein, and all exhibits thereto (including exhibits incorporated by reference therein).

          (h) If required under applicable securities laws, upon prior written request, the Company shall make available for a period of 90 days after the consummation of the Registered Exchange Offer, to each Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Timber Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

          (i) Prior to the Registered Exchange Offer or any other offering of Registrable Securities pursuant to any Registration Statement, the Company shall use its reasonable best efforts to arrange, if necessary, for the qualification of the Registrable Securities or the Exchange Timber Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, in any such jurisdiction where it is not then so subject.

          (j) The Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Exchange Timber Notes or Timber Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as Holders may reasonably request at least two Business Days prior to closing of a sale.

          (k)  Upon the occurrence of any event contemplated by subsections
(c)(ii) through (v) above, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to
Section 4(c) to and including the date when such amended or supplemented Prospectus pursuant to this Section was sent to the Initial Purchasers, the Holders of the Registrable Securities and any known Exchanging Dealer.

          (l) Not later than the effective date of any Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities or the Exchange Timber Notes, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Registrable Securities or Exchange Timber Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

          (o) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (p) In the case of any Shelf Registration Statement, the Company shall enter into such agreements and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 6).

          (q) In the case of any Shelf Registration Statement, the Company shall:

               (i) make reasonably available for inspection during normal business hours by the Holders of Registrable Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable such persons to exercise any applicable due diligence responsibilities;

               (ii) cause the Company's officers, managers and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, in which case the Company will be given prompt notice and will be entitled to take appropriate action to prevent disclosure of such information; and

               (iii) make such representations and warranties to the Holders of Registrable Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers in offerings pursuant to shelf registrations and covering matters including, but not limited to, those set forth in the Purchase Agreement.

               (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in offerings pursuant to shelf registrations and such other matters as may be reasonably requested by such Holders and underwriters;

               (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company and Palco, (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or Palco of any business acquired by the Company or Palco for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Securities registered hereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with offerings pursuant to shelf registrations ; or if requested by such Initial Purchaser or its counsel in lieu of or in addition to a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by such Initial Purchaser or its counsel; and

               (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (r) In the case of any Exchange Offer Registration Statement, the Company shall:

               (i) make reasonably available for inspection during normal business hours by such Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable such persons to exercise any applicable due diligence responsibilities;

               (ii) cause the Company's officers, managers, and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, in which case the Company will be given prompt notice and will be entitled to take appropriate action to prevent disclosure of such information; and

               (iii) make such representations and warranties to such Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement.

          (s) If a Registered Exchange Offer is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Timber Notes, the Company shall mark, or caused to be marked, on the Registrable Securities so exchanged that such Registrable Securities are being canceled in exchange for the Exchange Timber Notes. In no event shall the Timber Notes be marked as paid or otherwise satisfied.

          (t) The Company will use its best efforts to cause the Registrable Securities covered by a Registration Statement to be rated by the Rating Agencies, if so requested by Majority Holders with respect to the related Registration Statement or by any Initial Purchaser.

          (u) In the event that any Broker-Dealer shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

               (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto;

               (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and

               (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

          (v) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities or the Exchange Timber Notes, as the case may be, covered by a Registration Statement.

          5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of one counsel acting in connection therewith.

          6. Indemnification and Contribution. (a) The Company and Palco jointly and severally agree to indemnify and hold harmless each Holder of Registrable Securities or Exchange Timber Notes, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Palco will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and Palco may otherwise have.

          The Company and Palco, jointly and severally, further agree to indemnify or contribute as provided in Section 6(d) to Losses of any underwriter of Registrable Securities or Exchange Timber Notes, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

          (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Company, each of its managers, each of its officers, employees and agents and each Person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. An indemnified party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnifying party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnifying party.

          (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Registrable Securities or Exchange Timber Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Registrable Securities, or in the case of a Exchange Timber Note, applicable to the Registrable Securities that was exchangeable into such Exchange Timber Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company [and Palco] shall be deemed to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Registrable Securities or Exchange Timber Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Act or the Exchange Act, and each manager, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, managers or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

          7. Underwritten Registrations. (a) If any of the Registrable Securities or Exchange Timber Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriter(s) shall be selected by the Majority Holders or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Timber Notes.

          (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person's Registrable Securities or Exchange Timber Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

          8. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Timber Notes; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities or Exchange Timber Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Registrable Securities or Exchange Timber Notes, as the case may be, being sold under such Registration Statement.

          10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Brothers Inc;

          (b) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

          (c) if to the Company, initially at its address set forth in the Purchase Agreemnt, with a copy to Kramer, Levin, Naftalis & Frankel.

          All such notices and communications shall be deemed to have been duly given when received.

          The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          11. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities and the Exchange Timber Notes. Notwithstanding the foregoing, nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and the Exchange Timber Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          12. Counterparts. This agreement may be in signed counterparts, each of which shall an original and all of which together shall constitute one and the same agreement.

          13. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

          14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York without application of the conflict of laws provisions thereof.

          15. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          16. Registrable Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Securities or Exchange Timber Notes is required hereunder, Registrable Securities or Exchange Timber Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities or Exchange Timber Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities or Exchange Timber Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.


                                        Very truly yours,

                                        SCOTIA PACIFIC COMPANY LLC


                                        By:     /S/ GARY L. CLARK
                                        Name:     Gary L. Clark
                                        Title:   Vice President - Finance
                                                    and Administration


SALOMON BROTHERS INC
BANCAMERICA ROBERTSON STEPHENS
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By:  SALOMON BROTHERS INC
     as Representative

By:    /S/ MARK C. GRAHAM
Name:    Mark C. Graham
Title:   Vice President

     The foregoing Agreement is hereby confirmed by THE PACIFIC LUMBER COMPANY and accepted as of the date first above written with respect to Section 6 above.

By:     /S/ TIMOTHY J. NEUMANN
Name:     Timothy J. Neumann
Title:    Assistant Secretary

ANNEX A


Each Broker-Dealer that receives Exchange Timber Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Timber Notes.
The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Timber Notes received in exchange for Timber Notes where such Timber Notes were acquired by such Broker- Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."


ANNEX B


Each Broker-Dealer that receives Exchange Timber Notes for its own account in exchange for Timber Notes, where such Timber Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Timber Notes. See "Plan of Distribution."


ANNEX C


                            PLAN OF DISTRIBUTION

          Each Broker-Dealer that receives Exchange Timber Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Timber Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Timber Notes received in exchange for Timber Notes where such Timber Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until [date] all dealers effecting transactions in the Exchange Timber Notes may be required to deliver a prospectus.

          The Company will not receive any proceeds from any sale of Exchange Timber Notes by brokers-dealers. Exchange Timber Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Timber Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Timber Notes. Any Broker-Dealer that resales Exchange Timber Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Timber Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of Exchange Timber Notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

          For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Timber Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Timber Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

          [If applicable, add information required by Regulation S-K Items 507 and/or 508.]


ANNEX D

Rider A

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Timber Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Timber Notes and it has no arrangements or understandings with any Person to participate in a distribution of the Exchange Timber Notes. If the undersigned is a Broker-Dealer that will receive Exchange Timber Notes for its own account in exchange for Timber Notes, it represents that the Timber Notes to be exchanged for Exchange Timber Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Timber Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.